U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act or 1934


       Date of Report (Date of earliest event reported) June 10, 1997




                         FJS PROPERTIES FUND I, L.P.
           (Exact name of registrant as specified in its charter)


                           Delaware     13-3252067
             (State of other jurisdiction of (I.R.S. Employer
            incorporation or organization) Identification No.)


                       Commission File number 0-15755


                264 Route 537 East,  Colts Neck, NJ 07722  (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code 908-542-9209




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                         FJS PROPERTIES FUND I, L.P.



Item 1.  Changes in control of Registrant

On June 10, 1997, United States Bankruptcy Judge Kathryn C. Ferguson appointed
 Donald F. Conway, C.P.A. as the Trustee in the Chapter 11 Bankruptcy Proceeding involving Robert E. Brennan as Debtor, pending in the United States
 Bankruptcy Court for the District of New Jersey (Case No 95-35502).
 Mr. Brennan is the record owner of 80% of the Common Stock of FJS
Properties, Inc. which is the General Partner of Registrant, and manages and controls the Regis trant's affairs and has general responsibility and ultimate authority in all matters affecting its business.

By virtue of his appointment as Trustee, Mr. Conway is empowered to vote (and with the ap proval of the Court), to sell Mr. Brennan's Common Stock and to direct the disposition of the sale proceeds. As a result Mr. Conway, in his capacity as Trustee, may be deemed a beneficial owner of such shares and a controlling person of FJS Properties, Inc. and Registrant.

Mr. Conway is currently and since 1995 has been a principal of Druker, Rahl & Fein, Business Consultants and Certified Public Accountants, with offices in Princeton, New Jersey. From 1988 until 1995, Mr. Conway was the Senior Manager of the Insolvency and Reorganization and S ports and Entertainment practice of Withum, Smith & Brown, a Princeton, New Jersey certified public accounting firm.


                                 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           FJS PROPERTIES FUND I, L.P.
                                          (Registrant)
Dated: June 19, 1997                  by: FJS PROPERTIES, INC., General Partner
       -------------


                                    by        Andrew C. Alson
                                          Andrew C. Alson, President




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